Exhibit 99.1

OptimizeRx Expands Investment in Hospitals and Health Systems with Latest Tech and Personnel Adds

Company’s Platform is Technically Integrated with Epic and Cerner, and New Hospital Sales Executive Will Focus on Health System Partnerships

ROCHESTER, Mich., (April 8, 2019) — OptimizeRx Corp. (NASDAQ: OPRX), a leading digital health messaging platform for the pharmaceutical industry, announced its latest platform integration with the health care industry’s leading acute electronic health record (EHR) systems, including Epic and Cerner. This latest announcement is a reflection of the company’s continued investment in hospitals and health systems, also emphasized in the latest company hiring of Denys Ashby as vice president of Hospitals & Health Systems.

“At OptimizeRx, we are unwavering in our commitment to bring affordability and adherence solutions to the industry,” said Miriam Paramore, president at OptimizeRx. “By linking our platform to the industry’s leading EHRs, hospitals and health systems across the country will now have access to critical information – from patient savings opportunities to medication adherence information – that empowers the patient with lower cost plus high-touch support programs. Hospitals and health systems will benefit from reduced readmissions, increased patient satisfaction, and improved quality care.”

OptimizeRx’s technical integration with Epic and Cerner enables healthcare providers to provide patient savings opportunities for nearly all medications. Research points to improved medication adherence when patients can identify ways of lowering their co-payments.

Having accomplished this EHR connectivity, OptimizeRx is further investing in the hospitals and health systems landscape by adding Denys Ashby to focus on hospital sales. OptimizeRx expects these efforts to support its stated goal of an additional 20% reach to physicians by the end of 2019.

Continued Paramore: “Denys’ experience is going to add significant value to OptimizeRx’s hospital and health system strategy. He is a proven leader with more than 25 years of experience in sales across the health care, pharma, capital, pharmacy automation, workflow and clinical software markets, and we’re thrilled to welcome him on board to lead the expansion of our ecosystem.”

Ashby most recently served as national director of business development at CaptureRx. He has held previous positions with McKesson, Cerner and ScriptPro. He earned a degree from the University of Kansas.

“There is much momentum at OptimizeRx,” said Ashby. “Every patient will have the opportunity to go home with patient savings opportunities to better afford, and therefore adhere to, their medications. I’m excited about how this will shape the care landscape for the better in the months and years to come and delighted to join this team.”

For more information on OptimizeRx, please visit OptimizeRx.com.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest point-of-prescribe promotional platform for the pharmaceutical industry, OptimizeRx provides a direct channel for pharma companies to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

(Tel) 860-800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team